As filed with the Securities and Exchange Commission on August 3, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-3404176

(I.R.S. Employer Identification Number)

301 Binney Street, Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2010 Employee Stock Purchase Plan

(Full Title of the Plan)

Halley E. Gilbert
Senior Vice President, Chief Legal Officer, and Secretary
301 Binney Street
Cambridge, Massachusetts 02142

(Name and Address of Agent for Service)

(617) 621-7722

(Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Paul M. Kinsella
Ropes & Gray LLP
Prudential Tower

800 Boylston Street
Boston, Massachusetts 02199-3600
(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed	Amount of
Title of Securities to be	Amount to be	Offering Price Per	Maximum Aggregate	Registration
Registered	Registered (1)	Share (2)	Offering Price (2)	Fee
Class A Common Stock, $0.001 par value per share	1,000,000	$16.91	$16,910,050.00	$1,959.87

(1)         This Registration Statement covers an aggregate of 1,000,000 shares of the Registrant’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), that may be issued under the employee stock purchase plan identified above (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this Registration Statement also covers such additional shares of Common Stock as may be issued pursuant to the provisions of the Plan to which this Registration Statement relates.

(2)         Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the Nasdaq Global Select Market on July 27, 2017 to be $17.22 and $16.60, respectively.

EXPLANATORY NOTE

The Registrant increased the number of shares of its Common Stock available for issuance under its Amended and Restated 2010 Employee Stock Purchase Plan by 1,000,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-165230) filed with the Securities and Exchange Commission (the “Commission”) on March 5, 2010.

Item 8.  Exhibits.

Exhibit	Description

4.1	Amended and Restated 2010 Employee Stock Purchase Plan. Filed as Exhibit 10.4 to Form 10-K filed with the Commission on February 21, 2013.

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm. Filed herewith.

24	Power of Attorney (included on the signature page of this registration statement). Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts, on August 3, 2017.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Peter M. Hecht
Peter M. Hecht
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Peter M. Hecht, Thomas Graney and Halley E. Gilbert, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of Ironwood Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities identified and on August 3, 2017:

Signature	Title

/s/ Peter M. Hecht	Chief Executive Officer and Director
Peter M. Hecht	(Principal Executive Officer)

/s/ Thomas Graney	Chief Financial Officer
Thomas Graney	(Principal Financial Officer)

/s/ Gina Consylman	Chief Accounting Officer
Gina Consylman	(Principal Accounting Officer)

/s/ Terrance G. McGuire	Chairman of the Board
Terrance G. McGuire

/s/ Andrew Dreyfus	Director
Andrew Dreyfus

/s/ Marsha H. Fanucci	Director
Marsha H. Fanucci

/s/ Julie H. McHugh	Director
Julie H. McHugh

/s/ Lawrence S. Olanoff	Director
Lawrence S. Olanoff

/s/ Edward P. Owens	Director
Edward P. Owens

/s/ Amy W. Schulman	Director
Amy W. Schulman

/s/ Douglas E. Williams	Director
Douglas E. Williams

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated 2010 Employee Stock Purchase Plan. Filed as Exhibit 10.4 to Form 10-K filed with the Commission on February 21, 2013.

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm. Filed herewith.

24	Power of Attorney (included on the signature page of this registration statement). Filed herewith.